UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 26, 2005

Kana Software, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

181 Constitution Drive, Menlo Park, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 614-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Kana Software, Inc. (“KANA”) reported in its Current Report on Form 8-K filed on October 3, 2005 that it had entered into a Common Stock and Warrant Purchase Agreement (the “Purchase Agreement”) with institutional investors NightWatch Capital Partners, LP, NightWatch Capital Partners II, LP and RHP Master Fund, Ltd. (collectively, the “Investors”) on September 29, 2005.

In the Purchase Agreement, KANA agreed to reset the purchase price per unit (through the issuance of additional units to the Investors) at a price equal to the volume weighted average trading price per share of Common Stock for the three consecutive trading day period immediately following KANA’s issuance of a press release announcing the delisting if KANA’s Common Stock is delisted from The NASDAQ National Market due to KANA’s failure to timely file its Quarterly Report on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005. The additional units would be allocated among the Investors in proportion to the units issued to each Investor on September 29, 2005 and the exercise price of the Warrants would be calculated as 150% of the adjusted purchase price per unit, but not less than $1.58.

KANA did not timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 and on October 17, 2005, KANA’s Common Stock was delisted from The NASDAQ National Market. Accordingly, KANA issued to the Investors 425,358 additional shares of its Common Stock and Warrants to purchase up to 153,130 shares of its Common Stock (the “Warrants”) at an exercise price of $1.966 per share. The Warrants will become exercisable on April 25, 2006 and will expire on September 29, 2010.

Copies of the Warrants are filed as exhibits to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

KANA issued to the Investors an additional 425,358 shares of its Common Stock in a private placement of unregistered securities and Warrants to purchase up to 153,130 shares of its Common Stock at an exercise price of $1.966 per share pursuant to the Purchase Agreement.

In connection with the private placement, KANA relied on an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. The Investors represented to KANA that they were “accredited investors” as defined in Rule 501(a) promulgated in the Securities Act and that they were purchasing the Registrable Securities for their own account and not with a present view towards the public sale or distribution thereof.

As described in Item 1.01 of this Current Report on Form 8-K, the Warrants will become exercisable on April 25, 2006 and will expire on September 29, 2010.

Copies of the Warrants are filed as exhibits to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Number	Description
10.01	Stock Purchase Warrant issued by Kana Software, Inc. to NightWatch Capital Partners, LP, dated October 25, 2005, in connection with the Common Stock and Warrant Purchase Agreement, dated as of September 29, 2005.

10.02	Stock Purchase Warrant issued by Kana Software, Inc. to NightWatch Capital Partners II, LP, dated October 25, 2005, in connection with the Common Stock and Warrant Purchase Agreement, dated as of September 29, 2005.

10.03	Stock Purchase Warrant issued by Kana Software, Inc. to RHP Master Fund, Ltd., dated October 25, 2005, in connection with the Common Stock and Warrant Purchase Agreement, dated as of September 29, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANA SOFTWARE, INC.

By:	/s/ John M. Thompson
John M. Thompson
Chief Financial Officer

Date: October 31, 2005

EXHIBIT INDEX

Number	Description
10.01	Stock Purchase Warrant issued by Kana Software, Inc. to NightWatch Capital Partners, LP, dated October 25, 2005, in connection with the Common Stock and Warrant Purchase Agreement, dated as of September 29, 2005.

10.02	Stock Purchase Warrant issued by Kana Software, Inc. to NightWatch Capital Partners II, LP, dated October 25, 2005, in connection with the Common Stock and Warrant Purchase Agreement, dated as of September 29, 2005.

10.03	Stock Purchase Warrant issued by Kana Software, Inc. to RHP Master Fund, Ltd., dated October 25, 2005, in connection with the Common Stock and Warrant Purchase Agreement, dated as of September 29, 2005.